                                                                    Exhibit a.

                     TORTOISE ENERGY PRODUCTION CORPORATION

                            ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

                                   ARTICLE I

                                  INCORPORATOR

     The undersigned,  H. Kevin Birzer, whose address is 10801 Mastin Boulevard,
Suite 222,  Overland  Park,  Kansas 66210,  being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

     The name of the corporation (the "Corporation") is:

                     Tortoise Energy Production Corporation

                                  ARTICLE III

                                    PURPOSE

     The purposes for which the  Corporation  is formed are to conduct and carry on the business of a closed-end  management  investment company registered under the Investment  Company Act of 1940, as amended (the "1940 Act"),  and to engage in any lawful act or activity for which  corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE IV

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

     The address of the principal office of the Corporation in this State is c/o
The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland
21202. The name and address of the resident agent of the Corporation are c/o The
Corporation Trust  Incorporated,  300 East Lombard Street,  Baltimore,  Maryland
21202. The resident agent is a Maryland corporation.

                                   ARTICLE V

         PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS
            OF THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

     Section 5.1 Number,  Classification and Election of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The number of directors of the  Corporation  is one, which number may be  increased or  decreased  only by the Board of Directors  pursuant to the
Bylaws of the  Corporation  (the  "Bylaws"),  but  shall  never be less than the minimum number  required by the Maryland  General  Corporation Law (the "MGCL").
The name of the director who shall serve until his successor is duly elected and qualifies is Terry C. Matlack.

     The  directors  may  increase  the  number  of  directors  and may fill any vacancy,  whether  resulting  from an  increase  in the number of  directors  or otherwise, on the Board of Directors in the manner provided in the Bylaws.

     The  Corporation  elects,  at such time as it becomes  eligible to make the election provided for under Section 3-802(b) of the MGCL, that, except as may be provided by the Board of  Directors  in setting the terms of any class or series of Preferred Stock (as hereinafter defined),  any and all vacancies on the Board of  Directors  may be filled only by the  affirmative  vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a  quorum,  and any  director  elected  to fill a  vacancy  shall  serve for the remainder of the full term of the  directorship  in which such vacancy  occurred and until a successor is duly elected and qualifies.

     On the  first  date on  which  there  are at  least  three  directors,  the directors  (other  than any  director  elected  solely by holders of one or more classes or series of Preferred  Stock in connection  with  dividend  arrearages)
shall be  classified,  with respect to the terms for which they  severally  hold office, into three classes as determined by the Board of Directors, with Class I directors  to hold office  initially  for a term  expiring  at the first  annual meeting of stockholders subsequent to their election, Class II directors to hold
office   initially  for  a  term  expiring  at  the  second  annual  meeting  of stockholders  subsequent  to their  election,  and Class III  directors  to hold office initially for a term expiring at the third annual meeting of stockholders subsequent to their election, with each director to hold office until her or his successor  is  duly  elected  and  qualifies.  At  each  annual  meeting  of the
stockholders,   commencing   with  the  first  annual  meeting  of  stockholders
subsequent to the  classification  of directors,  the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders following the  meeting at which they were  elected  and until  their  successors  are duly elected and qualify.

     Except as otherwise provided in the Bylaws,  each director shall be elected by the  affirmative  vote of the  holders of a  majority  of the shares of stock outstanding and entitled to vote thereon.

     Section  5.2  Extraordinary  Actions.  Except as  specifically  provided in
Section 5.6 (relating to removal of directors),  and in Section 7.2 (relating to certain  actions and

certain  amendments  to the Charter (as defined  herein)),  notwithstanding  any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares  entitled to cast a greater  number of votes,  any such action shall be effective  and valid if declared  advisable by the Board of
Directors  and taken or  approved by the  affirmative  vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

     Section  5.3  Authorization  by  Board  of  Stock  Issuance.  The  Board of
Directors may authorize the issuance from time to time of shares of stock of the
Corporation  of any class or series,  whether now or  hereafter  authorized,  or securities  or  rights  convertible  into  shares  of its  stock of any class or series, whether now or hereafter authorized, for such consideration,  if any, as the Board of Directors may deem advisable (or without  consideration in the case
of  a  stock  split  or  stock  dividend),   subject  to  such  restrictions  or
limitations,  if any, as may be set forth in the charter of the Corporation (the
"Charter") or the Bylaws.

     Section  5.4  Preemptive  Rights  and  Appraisal  Rights.  Except as may be
provided  by the  Board of  Directors  in  setting  the terms of  classified  or reclassified  shares of stock  pursuant  to Section 6.4 or as may  otherwise  be provided by contract,  no holder of shares of stock of the Corporation shall, as such  holder,  have  any  preemptive  right to  purchase  or  subscribe  for any additional  shares  of stock of the  Corporation  or any other  security  of the
Corporation  which it may issue or sell.  No holder of stock of the  Corporation shall be entitled to exercise the rights of an objecting stockholder under Title
3,  Subtitle  2 of the  MGCL  or any  successor  statute  unless  the  Board  of
Directors,  upon the  affirmative  vote of a  majority  of the  entire  Board of
Directors,  shall  determine that such rights apply,  with respect to all or any classes  or series of stock,  or any  proportion  of the  shares  thereof,  to a particular  transaction  or all  transactions  occurring  after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

     Section 5.5  Determinations  by Board.  The  determination as to any of the following  matters,  made in good faith by or pursuant to the  direction  of the
Board of Directors  consistent  with the Charter,  shall be final and conclusive and shall be  binding  upon the  Corporation  and every  holder of shares of its stock:  the amount of the net income of the  Corporation  for any period and the amount of assets at any time  legally  available  for the payment of  dividends, redemption of its stock or the payment of other  distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, net  profit,  net assets in excess of  capital,  undivided  profits or excess of profits over losses on sales of assets; the amount,  purpose,  time of creation, increase or decrease,  alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);
any interpretation of the terms, preferences, conversion or other rights, voting powers,  restrictions,  limitations  as to  dividends  or  other  distributions, qualifications  or terms or  conditions  of redemption of any class or series of stock of the Corporation;  the fair value, or any sale, bid or asked price to be applied  in  determining  the  fair  value,  of any  asset  owned or held by the
Corporation or of any shares of stock of the  Corporation;  the number of shares of stock of any class or series of the  Corporation;  any matter relating to the acquisition,  holding and disposition of any assets by the  Corporation;  or any other matter relating to the business and affairs of the Corporation or required or  permitted  by  applicable  law,  the  Charter or Bylaws or  otherwise  to be determined by the Board of Directors.

     Section 5.6 Removal of  Directors.  Subject to the rights of holders of one or more  classes  or series of  Preferred  Stock to elect or remove  one or more directors,  any director, or the entire Board of Directors,  may be removed from office at any time only for cause and only by the  affirmative  vote of at least two-thirds  of the  votes  entitled  to be cast  generally  in the  election  of directors.  For the purpose of this paragraph,  "cause" shall mean, with respect to any  particular  director,  conviction  of a felony or a final  judgment of a court of competent  jurisdiction holding that such director caused demonstrable, material  harm to the  Corporation  through  bad faith or active and  deliberate dishonesty.

                                   ARTICLE VI

                                     STOCK

     Section 6.1  Authorized  Shares.  The  Corporation  has  authority to issue
110,000,000  shares of stock,  consisting of 100,000,000 shares of Common Stock,
$.001 par value per share ("Common  Stock"),  and 10,000,000 shares of Preferred
Stock, $.001 par value per share ("Preferred Stock"). The aggregate par value of all  authorized  shares of stock having par value is $110,000.  If shares of one class or series of stock are classified or  reclassified  into shares of another class or series of stock  pursuant to this Article VI, the number of  authorized shares of the former class or series shall be  automatically  decreased  and the number of shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified or reclassified,  so that the aggregate  number  of  shares  of  stock  of all  classes  or  series  that  the
Corporation  has  authority  to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.  The Board of
Directors,  without any action by the stockholders of the Corporation, may amend the Charter  from time to time to increase or decrease the  aggregate  number of shares of stock or the number of shares of stock of any class or series that the
Corporation has authority to issue.

     Section 6.2 Common  Stock.  Each share of Common  Stock  shall  entitle the holder  thereof to one vote.  The Board of Directors may reclassify any unissued shares of Common  Stock  from time to time in one or more  classes  or series of stock.

     Section 6.3  Preferred  Stock.  The Board of  Directors  may  classify  any unissued shares of Preferred Stock and reclassify any previously  classified but unissued  shares of Preferred  Stock of any series from time to time,  in one or more classes or series of stock.

     Section  6.4  Classified  or  Reclassified  Shares.  Prior to  issuance  of classified or reclassified shares of any class or series, the Board of Directors by resolution  shall:  (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series;  (c) set or change,  subject to the express terms of any class or series of stock of the Corporation outstanding at the  time,  the  preferences,  conversion  or other  rights,  voting  powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption  for each class or series;  and (d) cause the  Corporation  to file articles  supplementary  with the State  Department of
Assessments and Taxation of Maryland ("SDAT").  Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations  by the

Board  of  Directors  or  other  facts  or  events  within  the  control  of the
Corporation)  and may vary among  holders  thereof,  provided that the manner in which such facts,  events or  variations  shall  operate  upon the terms of such class or series of stock is  clearly  and  expressly  set forth in the  articles supplementary or other charter document filed with the SDAT.

     Section  6.5 Charter and  Bylaws.  The rights of all  stockholders  and the terms of all stock are subject to the  provisions of the Charter and the Bylaws.
The Board of  Directors of the  Corporation  shall have the  exclusive  power to make, alter, amend or repeal the Bylaws.

                                  ARTICLE VII

                 AMENDMENTS; CERTAIN EXTRAORDINARY TRANSACTIONS

     Section 7.1 Amendments  Generally.  The Corporation reserves the right from time to time to make any amendment to its Charter,  now or hereafter  authorized by law,  including  any  amendment  altering  the terms or contract  rights,  as expressly  set forth in the Charter,  of any shares of  outstanding  stock.  All rights and  powers  conferred  by the  Charter on  stockholders,  directors  and officers are granted subject to this reservation.

     Section  7.2  Approval  of  Certain   Extraordinary   Actions  and  Charter
Amendments.

          (a)  Required  Votes.  The  affirmative  vote of the holders of shares entitled  to cast at least 80  percent of the votes  entitled  to be cast on the matter, each voting as a separate class, shall be necessary to effect:

               (i) Any amendment to the Charter to make the Corporation's Common
Stock a "redeemable  security" or to convert the Corporation,  whether by merger or  otherwise,  from a  "closed-end  company" to an "open-end  company" (as such terms are defined in the 1940 Act);

               (ii) The  liquidation or dissolution of the  Corporation  and any amendment to the Charter to effect any such liquidation or dissolution; and

               (iii) Any  amendment  to Section 5.1,  Section 5.2,  Section 5.6,
Section 7.1 or this Section 7.2;

provided,  however,  that, if the Continuing Directors (as defined herein), by a vote of at  least  two-thirds  of such  Continuing  Directors,  in  addition  to approval by the Board of  Directors,  approve such  proposal or  amendment,  the affirmative  vote of the holders of a majority of the votes  entitled to be cast shall be sufficient to approve such matter.

          (b)  Continuing  Directors.   "Continuing  Directors"  means  (i)  the
directors  identified  in Article  V,  Section  5.1,  (ii) the  directors  whose nomination for election by the  stockholders  or whose election by the directors to fill  vacancies  is  approved by a majority of the  directors  identified  in
Article V, Section 5.1,  who are on the Board at the time of the  nomination  or election,  as applicable,  or (iii) any successor directors whose nomination for election  by the  stockholders  or  whose  election  by the  directors  to  fill vacancies  is approved by a

majority of the Continuing Directors or successor Continuing Directors,  who are on the Board at the time of the nomination or election, as applicable.

                                  ARTICLE VIII

        LIMITATION OF LIABILITY; INDEMNIFICATION AND ADVANCE OF EXPENSES

     Section 8.1  Limitation of Liability.  To the maximum  extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation,  no present or former  director or officer of the
Corporation  shall be liable to the  Corporation or its  stockholders  for money damages.

     Section 8.2 Indemnification and Advance of Expenses.  The Corporation shall have the power,  to the maximum extent  permitted by Maryland law in effect from time  to  time,  to  obligate  itself  to  indemnify,  and to  pay or  reimburse reasonable  expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former  director or officer of the Corporation or
(b) any individual  who, while a director or officer of the  Corporation  and at the request of the  Corporation,  serves or has served as a  director,  officer, partner or  trustee  of  another  corporation,  real  estate  investment  trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become  subject or which  such  person  may incur by reason  of his or her  service  in any such capacity.  The Corporation  shall have the power, with the approval of the Board of Directors,  to provide such  indemnification and advancement of expenses to a person who served a  predecessor  of the  Corporation  in any of the  capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     Section  8.3  1940  Act.  At such  time  as the  Corporation  elects  to be registered  under the 1940 Act,  the  provisions  of this  Article VIII shall be subject to the limitations of the 1940 Act.

     Section 8.4  Amendment or Repeal.  Neither the amendment nor repeal of this
Article  VIII,  nor the  adoption or  amendment  of any other  provision  of the
Charter or Bylaws  inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding  sections of this Article VIII with  respect  to any  act or  failure  to act  which  occurred  prior  to  such amendment, repeal or adoption.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS  WHEREOF,  I have signed  these  Articles of  Incorporation  and acknowledge the same to be my act on this 22nd day of May, 2007.

                                       /s/ Terry Matlack
                                       -----------------------------------------
                                       Terry Matlack, Incorporator

                     TORTOISE ENERGY PRODUCTION CORPORATION

                              ARTICLES OF AMENDMENT

     Tortoise  Energy   Production   Corporation,   Maryland   corporation  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  Article Second of the charter of the Corporation (the "Charter") is hereby amended to change the name of the Corporation to:

                        Tortoise Gas and Oil Corporation

     SECOND: The foregoing amendment to the Charter was approved by the Board of
Directors of the Corporation and was limited to a change expressly authorized by
Section  2-605(a)(1) of the Maryland  General  Corporation Law without action by the stockholders.

     THIRD:   The   undersigned   Senior  Vice  President  of  the   Corporation
acknowledges  these  Articles  of  Amendment  to be  the  corporate  act  of the
Corporation  and, as to all matters or facts required to be verified under oath, the  undersigned  Senior Vice  President  acknowledges  that, to the best of his knowledge,  information  and  belief,  these  matters  and facts are true in all material  respects  and that this  statement  is made  under the  penalties  for perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Senior  Vice  President  and attested by its Secretary this 12th day of June, 2007.

ATTEST:                                TORTOISE ENERGY
                                       PRODUCTION CORPORATION

/s/ Connie J. Savage                   By:  /s/ Zachary A. Hamel
-------------------------------           -------------------------------
Connie J. Savage                          Zachary A. Hamel
Secretary                                 Senior Vice President